COUNTRY Mutual Funds Trust
(the “Registrant”)
Registration No. 811-10475
Form N-SAR
Semi-Annual Period Ended December 31, 2006

Sub-Item 77M: Mergers.

The COUNTRY Growth Fund acquired, through a non-taxable reorganization, substantially all of the net assets of the COUNTRY Balanced Fund.

With regard to the circumstances and the details of the Reorganization, the Registrant hereby incorporates by reference the proxy statement (Form N-14) dated July 13, 2006 as filed electronically with the Securities and Exchange Commission (the "SEC") on July 13, 2006, (the "Proxy Statement").

The following information is provided in response to questions not addressed in the Proxy Statement:

(a)	The Reorganization closed on September 22, 2006

(b)
On September 18, 2006 the shareholders of the COUNTRY Growth Fund and COUNTRY Balanced Fund approved the Reorganization, including an Agreement and Plan of Reorganization, filed electronically with the SEC as part of the Proxy Statement on July 13, 2006.

COUNTRY Mutual Funds Trust
(the “Registrant”)
Registration No. 811-10475
Form N-SAR
Semi-Annual Period Ended December 31, 2006

Sub-Item 77M: Mergers.

The COUNTRY Bond Fund acquired, through a non-taxable reorganization, substantially all of the net assets of the COUNTRY Short-Term Bond Fund.

With regard to the circumstances and the details of the Reorganization, the Registrant hereby incorporates by reference the proxy statement (Form N-14) dated July 13, 2006 as filed electronically with the Securities and Exchange Commission (the "SEC") on July 13, 2006, (the "Proxy Statement").

The following information is provided in response to questions not addressed in the Proxy Statement:

(a)	The Reorganization closed on September 22, 2006

(b)
On September 18, 2006 the shareholders of the COUNTRY Bond Fund and COUNTRY Short-Term Bond Fund approved the Reorganization, including an Agreement and Plan of Reorganization, filed electronically with the SEC as part of the Proxy Statement on July 13, 2006.